Exhibit 10.5

PFIZER LOGO

May 2012

«FIRST_NAME» «LAST_NAME»
«ADDRESS1»
«ADDRESS2»
«ADDRESS3»
«ADDRESS4»
«CITY», «STATE» «POSTAL»
«COUNTRY»

Dear «FIRST_NAME»:

On behalf of all our stakeholders, I want to thank you for the important role you play in Pfizer’s continued success. I am pleased to inform you that on February 23, 2012, Pfizer’s Compensation Committee of the Board of Directors approved the following grant under Pfizer’s Executive Long-Term Incentive Program (“Program”).

Award Type	Grant Price	Shares (#)	Dates
5-Year Total Shareholder Return Units (“5-YR TSRUs”)	$21.03	«M_5Yr_TSRU»	Grant Date – February 23, 2012 Vesting Date* – February 23, 2015 Settlement Date – February 23, 2017
7-Year Total Shareholder Return Units (“7-YR TSRUs”)	$21.03	«M_7Yr_TSRU»	Grant Date – February 23, 2012 Vesting Date* – February 23, 2015 Settlement Date – February 23, 2019
Performance Share Awards (“PSAs”)	N/A	«PFE_PS»	Grant Date – February 23, 2012 Vesting Date* – February 23, 2015 Performance Period: January 1, 2012 through December 31, 2014
Restricted Stock Units (“RSUs”)	N/A	«RSU»	Grant Date – February 23, 2012 Vesting Date* – February 23, 2015
*This is also referred to as the date the restrictions lapse.

The enclosed Points of Interest document provides you with more detailed information about your grant and contains general information about the Program, applicable income tax consequences, and points of contact. This long-term incentive grant is governed by the terms and conditions set forth in this letter, the Points of Interest document and the Pfizer Inc 2004 Stock Plan, as amended and restated. It is important for you to read these materials, and it is recommended that you consult a qualified financial or tax advisor before making any decisions regarding the disposition of the stock resulting from the vesting of these awards.

These awards help you build ownership in Pfizer and a greater stake in the Company’s future success. I have great confidence in Pfizer’s future, and I look forward to working with you toward that future.

Sincerely,

Ian C. Read
Chairman and
Chief Executive Officer